SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /


Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12



                              GO-RACHELS.COM CORP.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:
(2)    Form, Schedule or Registration Statement No.:
(3)    Filing Party:
(4)    Date Filed:

                                 PROXY STATEMENT

                              GO-RACHELS.COM CORP.
            8120 PENN AVENUE SOUTH, SUITE 140, BLOOMINGTON, MN 55431
                                 (952) 884-2305

      ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 17, 2001 AT 3:00 P.M. CST
              TO BE HELD AT CALHOUN BEACH CLUB, 2925 DEAN PARKWAY,
                          MINNEAPOLIS, MINNESOTA, 55416

                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of GO-RACHELS.COM CORP. (the "Company") in connection with the Board of Directors' solicitation of proxies to be voted at the annual meeting of shareholders to be held on September 17, 2001, or any adjournment thereof (the "Meeting"). The mailing of this Proxy Statement to shareholders commenced on or about August 26, 2001.

         All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by telegraph or by mail. They will not, however, receive additional compensation for soliciting shareholder proxies. The Company's principal executive offices are located at 8120 Penn Avenue South, Suite 140, Bloomington, Minnesota, 55431 and its telephone number is (952) 884-2305.

         As of June 30, 2001, the Company had 9,833,585 shares of common stock, par value $0.01 per share (the "Common Stock") outstanding and entitled to vote at the Meeting. The Company does not have any other class of capital stock outstanding. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on August 12, 2001 will be entitled to vote at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. Under Minnesota law, in order for an item of business to be approved by shareholders, that item of business must generally be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy at a meeting at which a quorum is present, and entitled to vote on that item of business. If you abstain from voting on any item of business, your shares be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the stockholders. If your proxy is properly executed and returned in the form enclosed, it will be voted at the Meeting as follows, unless otherwise specified by you in the proxy: (i) in favor of the election as directors of all the nominees listed herein; (ii) in favor of the Company name change to Rachel's Gourmet Snacks, Inc.; and (iii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Meeting. You have the right to cancel or change your proxy once you have returned it to the Company by doing the following at any time prior to the Meeting: (i) you can deliver a written notice of cancellation of your proxy to the principal office of the Company; (ii) you can fill out and mail another proxy card with a later date to the Company; or
(iii) you can attend the Meeting and vote in person.

         When stock is registered in the name of more than one person, each such person should sign the proxy. If the shareholder is a corporation, the proxy should be signed in its corporate name by an executive or other authorized officer. If a proxy is signed as an attorney, executor, administrator, trustee, guardian, or in any other representative capacity, the signer's full title should be given.

ANNUAL REPORT

         The 2000 GO-RACHELS.COM CORP. Annual Report on Form 10-KSB, including financial statements for the fiscal year ended December 31, 2000, has been mailed concurrently herewith. The Annual Report on Form 10-KSB is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report on Form 10-KSB may obtain one by writing to the Company.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents information about the number of shares of Common Stock of the Company beneficially owned as of June 30, 2001 by persons known to the Company to hold 5% or more of such stock and by all current directors, certain executive officers and all directors and executive officers as a group. All shares represent sole voting and investment power, unless indicated to the contrary.

                  Name and Address of                      Number of Shares         Percent of
                  Beneficial Owner (1)                    Beneficially Owned     Outstanding Shares
                  --------------------                    ------------------     ------------------
Lawrence J. Castriotta                                        701,800 (2)               7.5%
President, CEO & Chairman of the Board of Directors,
GO-RACHELS.COM CORP.

Leo Short III                                                 210,000 (3)               2.1%
Executive V.P., Sales & Marketing,
GO-RACHELS.COM CORP.

Kent W. Hammond                                               100,000 (4)               1.0%
V.P. Specialty Marketing,
GO-RACHELS.COM CORP.

Harm Scholtens                                                277,536 (5)               2.8%
Director, GO-RACHELS.COM CORP.
V.P. Sales & Marketing, Triple-C-Inc.

Pablo Malacara                                                100,000 (6)               2.0%
CFO, GO-RACHELS.COM CORP.

Danny Bob Berenberg                                            60,000 (7)               *
Director, GO-RACHELS.COM CORP.

All Directors and Executive Officers as a group             1,260,336                  12.5%

* Less than 1%

(1) The addresses of these individuals is c/o GO-RACHELS.COM CORP., 8120 Penn Avenue South, Suite 140, Bloomington, Minnesota 55431

(2) Includes Mr. Castriotta's option to purchase (i) 200,000 shares of common stock of the Company within the next 60 days at $1.00 per share and (ii) an additional 200,000 shares of common stock of the Company within the next 60 days at $0.30 per share.

(3) Includes Mr. Short's option to purchase 200,000 shares of common stock of the Company within the next 60 days at $1.00 per share.

(4) Includes Mr. Hammond's option to purchase 100,000 shares of common stock of the Company within the next 60 days at $0.36 per share.

(5) Includes Mr. Scholtens's option to purchase 100,000 shares of common stock of the Company within the next 60 days at $5.50 per share.

(6) Includes Mr. Malacara's option to purchase 100,000 shares of common stock of the Company within the next 60 days at $0.30 per share.

(7) Includes Mr. Berenberg's option to purchase 50,000 shares of common stock of the Company within the next 60 days at $0.15 per share.


DIRECTORS AND EXECUTIVE OFFICERS

The names, ages, and respective positions of the officers and directors of the Company are set forth below:

Name                         Age       Position
--------------------------------------------------------------------------------
Lawrence J. Castriotta       55        Chairman of the Board, President and CEO,
                                       GO-RACHELS.COM CORP.

Leo Short III                47        Exec. V. P. of Sales & Marketing,
                                       GO-RACHELS.COM CORP.

Harm Scholtens               55        V. P. Sales and Marketing, Triple-C-Inc.
                                       Director, GO-RACHELS.COM CORP.

Kent W. Hammond              48        V. P. Specialty Marketing,
                                       GO-RACHELS.COM CORP.

Danny Bob Berenberg          55        Director, GO-RACHELS.COM CORP.

Pablo Malacara               39        CFO, GO-RACHELS.COM CORP.
                                       CFO., Triple-C-Inc.

LAWRENCE CASTRIOTTA

         Lawrence Castriotta joined the Company and was named President, CEO and elected a Member of the Board of Directors of the Company in August 1999. Mr. Castriotta has assumed the title of Chairman of the Board of Directors upon the resignation of Mr. James Garlie as Chairman of the Board of Directors on November 2, 1999, and the subsequent resignations of all other previous Board Members at about the same time.

         Mr. Castriotta has more than 30 years in consumer marketing and retailing experience. From 1997 until he joined the Company in August, 1999, Mr. Castriotta was semi-retired and lived in Europe. From 1990 to 1997, he served as Chairman and CEO of Spectrum Services, Inc. a Minneapolis manufacturer of custom designed horse trailers. He Co-Founded (in 1985) and served as President and Board Member of Image Retailing, Inc., a publicly traded retailer of consumer electronics located in Edina, Minnesota from 1985 to 1989. He was also Executive Vice President and Board Member of Schaak Electronics, Inc., a St. Paul electronics retailer, from 1980 to 1984 and Vice President of Merchandising for Dayton-Hudson's Team Electronics division from 1977 to 1980. Mr. Castriotta received his B.S. from Boston University and his MBA from Harvard University.

         On January 8, 2001, Mr. Castriotta's employment contract was extended by the Company's Board of Directors to July 31, 2003 under the following terms:
(i) Mr. Castriotta be granted 200,000 shares of common stock of the Company;
(ii) Mr. Castriotta be issued options to purchase an additional 200,000 shares of common stock of the Company; (iii) Mr. Castriotta's salary will be negotiated on the anniversary date of his employment and if a salary increase cannot be negotiated, his salary will increase 20% each year; and (iv) all other terms of his existing employment contract remain in effect.

LEO SHORT III

         Leo Short III joined the Company as VP of Sales and Marketing in February 1996. Mr. Short has significant experience in the snack food industry. After starting his career at Campbell Soup Company where he was employed from 1974 to 1978, he worked for Frito-Lay (the largest US manufacturer of potato chips) from 1978 to 1992, and was a self-employed consultant from 1993 to 1996. In addition to working his way up from District Sales Manager to Regional Sales Manager to Division Sales Manager to one of twenty-two Area Vice Presidents, building and managing hundreds of routes along the way, Leo received several awards including "Division Manager of the Year" and runner-up to Frito-Lay's highest honor, the "Herman Lay Award". He was also responsible for launching Sunchips, which became a $200,000,000 line for Frito-Lay.

HARM SCHOLTENS

         Harm Scholtens is Vice President of Sales and Marketing of Triple-C-Inc. He has 34 years of service with Triple-C-Inc. as a salesperson, Sales Manager, Vice President of Sales, and past President, and is responsible for the development of the successful proprietary brands that the Company markets throughout Canada and the development of the extensive distribution network of the Company.

KENT W. HAMMOND

         Kent W. Hammond joined the Company on November 1, 1999, as Vice President for Specialty Marketing. Mr. Hammond has in excess of 25 years of consumer marketing and retailing experience. He has worked as a buyer at Dayton Hudson Corp.'s Team Electronics in Minneapolis, where he was employed from 1975 to 1978, was employed with SER, Inc., a consumer electronics manufacturer's representative firm in Chicago, from 1978 to 1981, and was the National Merchandise Manager for Sanyo USA in Los Angeles from 1981 to 1988. He was the Vice-President of Marketing for Solar Protective Fabric, Inc., a California fabric company, from 1991 to 1997, and was also employed with Klein Volvo, a large Minneapolis automobile dealer, from 1998 to 1999. Mr. Hammond is responsible for the e-commerce web sites operated by the Company.

DANNY BOB BERENBERG

         Danny Bob Berenberg is the President and CEO of Lincoln Dels, Inc., and President of Lincoln Baking, of which he has been the owner since his purchase of the companies in 1993, and Chief Manager of Crystals International, LLC, of which he has been the owner since his purchase of the company in 1996. Each of Lincoln Dels, Inc., Lincoln Baking, and Crystals International, LLC are food service companies located in the Minneapolis area. He is Chairman of the Board of the Bloomington Minnesota Convention and Visitors Bureau, Member of the Board of the Bloomington Hospitality Association, Vice Chair of the Bloomington Community Foundation, and a Member of the Board of Directors of The Thunderbird Hotel and Convention Center Corporation, both Bloomington, Minnesota hospitality companies. He received his Bachelors and JD degrees from the University of Minnesota.

PABLO MALACARA

         Pablo Malacara, CFO of both the Company and Triple-C-Inc., has over 17 years experience in executive management positions in the food processing, plastics, and hospitality industries. This includes 3 years as manager of finance and strategic planning at a confectionary subsidiary of The Wrigley Company. He has a BA from Stanford and an MBA from UCLA.

         The Company's directors are elected at the annual meeting of stockholders and hold office for a three-year term or until their successors are elected and qualified. The Company's officers are appointed by the Board of Directors and serve at the pleasure of the Board and subject to employment agreements, if any, approved and ratified by the Board. The current directors of the Company intend to nominate for election two additional outside persons and one additional insider to the Board of Directors at the September 17, 2001 annual meeting of the shareholders.

         A significant change in the executive leadership and the composition of the Company's Board of Directors occurred in 1999. Upon evaluation of the then-current state of the Company, the Board of Directors hired Lawrence J. Castriotta as the new President and Chief Executive Officer of the Company in August, 1999, with the intent that Mr. Castriotta would provide refreshed executive leadership to the Company. Satisfied with Mr. Castriotta's performance, the Board of Directors selected Mr. Castriotta to be the Chairman of the Board of Directors in November, 1999, and the remaining directors resigned at about the same time to pursue other interests (resigning directors also resigned as executive officers at the same time). Since November, 1999, Mr. Castriotta, as the sole member of the Board of Directors, has elected Danny Bob Berenberg and Harm Scholtens to fill vacancies of the Board of Directors until the September 17, 2001 annual meeting of the shareholders.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         In conjunction with the acquisition of the stock of Triple-C-Inc., the Company issued 608,000 shares of its common stock to former stockholders of Triple-C-Inc. stock, one of whom, Mr. Harm Scholtens, is currently employed by Triple-C-Inc., a wholly-owned subsidiary of the Company. According to the acquisition agreement between the Company and the stockholders, these stockholders retained the right to require the Company to purchase all or part of 608,000 of their shares at predetermined prices on stipulated dates. The terms of this repurchase obligation of the Company included the delivery of promissory notes bearing interest at 6% with a five-year term. Prior to October 1, 1999, these stockholders indicated their general intent to exercise their right to require the Company to purchase their shares, and the Company and these stockholders conducted negotiations regarding method of payment and extension of the date of exercise of the stockholders' right to require the Company to purchase their shares. During these discussions, counsel for the stockholders delivered a draft promissory note to be used by the parties to evidence the payment obligation from the Company to the stockholders. On October 1, 1999, the option of these stockholders to require the Company to purchase their shares at $3.221 per share expired without the delivery of the prescribed notice of exercise by the stockholders. Nevertheless, the stockholders (including Mr. Scholtens, an employee of Triple-C-Inc.) have asserted and continue to assert that the Company is obligated to purchase these shares, arguing that the delivery of the draft promissory note from stockholders' counsel to the Company constituted "constructive" notice of exercise of the stockholders' option. It is the Company's position that the delivery of the draft promissory note from stockholders' counsel to the Company did not constitute notice of exercise of the stockholders right to require the Company to purchase their shares, as the form and means of exercise were specifically described in the acquisition agreement, and the Company never received definitive notice of exercise. The Company has continued to communicate with these stockholders in an attempt to resolve this matter, but negotiations have been unsuccessful to date. It is possible that either party may resort to judicial resolution of this matter. While the Company is confident in its position that it did not receive actual or constructive notice of exercise of the stockholders' right to require the Company to purchase all or part of its shares, it is a possibility that litigation with the former Triple-C-Inc. stockholders will result in an adverse judgment against the Company, which adverse judgment may have a material adverse effect on the Company and its operations, and any adverse judgment may jeopardize the Company's ability to continue its operations.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION.

                           Summary Compensation Table

                                                                                       Long Term
                                                      Annual                          Compensation
                                                   Compensation                       ------------
                                             -------------------------   Restricted    Securities        All
                                    Fiscal                                 Stock       Underlying       Other
Name and Principal Position          Year     Salary    Bonus    Other     Awards       Options     Compensation
----------------------------------------------------------------------------------------------------------------
Lawrence J. Castriotta, Chairman     2000    $122,583       $0    $0          $0              0            $0
of the Board, President, CEO         1999     $45,000       $0    $0     $30,000 (3)    200,000 (1)        $0

Harm Scholtens, VP Sales and         2000    $114,687       $0    $0          $0              0        $1,325 (2)
Marketing, Triple-C-Inc.             1999    $100,000   $6,172    $0          $0              0            $0
                                     1998    $100,000       $0    $0          $0              0            $0

(1) Mr. Castriotta's option to purchase 200,000 shares of common stock of the Company at $1.00 per share.

(2) The Company maintains and pays the premiums for a $333,800 term life insurance policy for the benefit of Mr. Scholtens.

(3) Mr. Castriotta was granted 100,000 shares of common stock of the Company pursuant to the terms of his employment agreement. The estimated value of such stock was $30,000.


There were no other executives that earned in excess of $100,000 during the most recent fiscal year.

EMPLOYMENT CONTRACTS

         The Company has entered into an employment agreement with Lawrence J. Castriotta, the Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Castriotta's employment agreement commenced on August 1, 1999 and has an initial two-year term ending July 31, 2001. Mr. Castriotta is entitled to receive a salary of not less than $108,000 annually, which is subject to adjustment on an annual basis. In the event that Mr. Castriotta and the Company cannot come to agreement upon the annual salary adjustment, Mr. Castriotta's annual salary will increase to $125,000 per year. In addition to the annual salary, Mr. Castriotta was granted 100,000 shares of common stock of the Company, and was issued an option to purchase 200,000 shares of common stock of the Company at an exercise price of $1.00 per share, all of which are exercisable immediately, with an expiration date of September 10, 2009. Under the agreement, Mr. Castriotta is entitled to an automobile expense allowance of $525 per month and reimbursement for all other expenses related to said automobile, although Mr. Castriotta has chosen not to take advantage of the $525 per month automobile expense allowance and other automobile reimbursement benefits. In the event that the agreement is terminated by either party prior to July 31, 2001, the Company will be obligated to pay Mr. Castriotta the greater of (i) all salary amounts which would otherwise be due Mr. Castriotta through July 31, 2001 if the agreement were not terminated, or (ii) one year's salary. Mr. Castriotta's employment agreement also provides for other customary fringe benefits. The agreement does not contain any payment of any amounts that would be considered "parachute payments" under Section 280G(b)(2) of the Internal Revenue Code. The agreement does contain certain protections for Mr. Castriotta, including indemnification for any individual liability relating to Mr. Castriotta's employment for liabilities of the Company existing or arising out of occurrences prior to August 1, 1999. The contract provides for disability payments under certain circumstances. On January 8, 2001, Mr. Castriotta's employment contract was extended by the Company's Board of Directors to July 31, 2003 under the following terms: (i) Mr. Castriotta be granted 200,000 shares of common stock of the Company; (ii) Mr. Castriotta be issued options to purchase an additional 200,000 shares of common stock of the Company; (iii) Mr. Castriotta's salary will be negotiated on the anniversary date of his employment and if a salary increase cannot be negotiated, his salary will increase 20% each year; and (iv) all other terms of his existing employment contract remain in effect.

         Triple-C-Inc. has entered into an employment agreement with Harm Scholtens, the V. P. Sales & Marketing, Triple-C-Inc. Mr. Scholtens' employment agreement commenced on June 30, 1997 and had an initial three-year term which ended May 31, 2000. The agreement is automatically renewed and subject to one year terms, unless notice of termination is given by either party six months prior to the end of any termination date. Mr. Scholtens will receive a salary of not less than $100,000 annually. In addition to the annual salary, Mr. Scholtens is entitled to receive an earnings bonus based upon the revenues of Triple-C-Inc. (Mr. Scholtens received $0 in 1998 and $6,172 in 1999), and was issued an option to purchase 100,000 shares of common stock of the Company at an exercise price of $5.50 per share, all of which have vested, with an expiration date of June 30, 2002. In the event that Mr. Scholtens' employment with Triple-C-Inc. is terminated, Mr. Scholtens is entitled to receive severance pay of at least six months' salary and all bonuses earned to the date of termination. Under the agreement, Mr. Scholtens is entitled to an automobile expense allowance and reimbursement for all other expenses related to said automobile (approximately CD$750 per month). Mr. Scholtens' employment agreement provides for other customary fringe benefits. The agreement does not contain any payment of any amounts that would be considered "parachute payments" under
Section 280G(b)(2) of the Internal Revenue Code. The agreement contains certain protections for Triple-C-Inc., including covenants against: (i) disclosure of proprietary information; and (ii) competition; and (iii) post-employment solicitation of employees. Triple-C-Inc. may terminate the agreement for "cause" (as defined in the agreement) or upon Mr. Scholtens' death or disability, and Mr. Scholtens' may terminate the agreement upon the occurrence of certain other events. The contract provides for disability payments under certain circumstances.

STOCK OPTIONS

         No options were granted to executive officers named in the Summary Compensation Table, above during the fiscal year ended December 31, 2000.

         The following table summarizes the aggregate value of the options held at the end of fiscal year 2000 by the executive officers named in the Summary Compensation Table, above.

                         FISCAL YEAR-END OPTIONS VALUES

-------------------------------------------------------------------------------------------------------------------------
                                                            Securities Underlying               Value of Unexercised
                                                        Unexercised Options at Fiscal      In-the-Money Options at Fiscal
                                                                  Year-End                           Year-End (2)
-------------------------------------------------------------------------------------------------------------------------
                              Shares
                           acquired on      Value
          Name               exercise    Realized ($)   Exercisable(1)    Unexercisable     Exercisable    Unexercisable
Lawrence J. Castriotta,         0             0            200,000              0                0               0
Chairman of the Board,
President, CEO

Harm Scholtens,                 0             0            100,000              0                0               0
VP Sales and Marketing,
Triple-C-Inc.
-------------------------------------------------------------------------------------------------------------------------

(1)      All options vested 100% on date of grant.
(2) Based on a market price of $0.30 per share as quoted in the "Pink Sheets" as of December 29, 2000, minus the exercise price.

                           MATTERS SUBMITTED TO A VOTE

                                     ITEM I
                              ELECTION OF DIRECTORS

         The Board of Directors has fixed at three the size of the Board of Directors to be elected at the Meeting and has nominated as the management slate of all its current members. It is anticipated that proxies will be voted for the management slate, and that each nominee will serve if elected. Should any nominee be unable to serve, the person named in the proxies may in their discretion vote for a substitute.

Set forth below are the names, ages and positions of the directors and executive officers of the Company:

         Name                     Age    Position With Company
         ----                     ---    ---------------------

         Lawrence J. Castriotta   55     Chairman of the Board,
                                         President and CEO

         Harm Scholtens           55     V.P. Sales and Marketing, Triple-C-Inc.
                                         Director

         Danny Bob Berenberg      55     Director


Lawrence Castriotta joined the Company and was named President, CEO and elected a Member of the Board of Directors of the Company in August 1999. Mr. Castriotta has assumed the title of Chairman of the Board of Directors upon the resignation of Mr. James Garlie as Chairman of the Board of Directors on November 2, 1999, and the subsequent resignations of all other previous Board Memb.ers at about the same time. Mr. Castriotta has more than 30 years in consumer marketing and retailing experience. From 1997 until he joined the Company in August, 1999, Mr. Castriotta was semi-retired and lived in Europe. From 1990 to 1997, he served as Chairman and CEO of Spectrum Services, Inc. a Minneapolis manufacturer of custom designed horse trailers. He Co-Founded (in 1985) and served as President and Board Member of Image Retailing, Inc., a publicly traded retailer of consumer electronics located in Edina, Minnesota from 1985 to 1989. He was also Executive Vice President and Board Member of Schaak Electronics, Inc., a St. Paul electronics retailer, from 1980 to 1984 and Vice President of Merchandising for Target Corp.'s Team Electronics division from 1977 to 1980. Mr. Castriotta received his B.S. from Boston University and his MBA from Harvard University.

Harm Scholtens is Vice President of Sales and Marketing of Triple-C-Inc. He has 34 years of service with Triple-C-Inc. as a salesperson, Sales Manager, Vice President of Sales, and past President, and is responsible for the development of the successful proprietary brands that the Company markets throughout Canada and the development of the extensive distribution network of the Company.

Danny Bob Berenberg is the President and CEO of Lincoln Dels, Inc., and President of Lincoln Baking, of which he has been the owner since his purchase of the companies in 1993, and Chief Manager of Crystals International, LLC, of which he has been the owner since his purchase of the company in 1996. Each of Lincoln Dels, Inc., Lincoln Baking, and Crystals International, LLC are food service companies located in the Minneapolis area. He is Chairman of the Board of the Bloomington Minnesota Convention and Visitors Bureau, Member of the Board of the Bloomington Hospitality Association, Vice Chair of the Bloomington Community Foundation, and a Member of the Board of Directors of The Thunderbird Hotel and Convention Center Corporation, both of which are Bloomington, Minnesota hospitality companies. He received his Bachelors and JD degrees from the University of Minnesota.

The Company's directors are elected at the annual meeting of stockholders and hold office until their successors are elected and qualified. The Company's officers are appointed by the Board of Directors and serve at the pleasure of the Board and subject to employment agreements, if any, approved and ratified by the Board.

MEETINGS

         The Board held two (2) regular meetings during the fiscal year ended December 31, 2000. Each incumbent director attended, in person or by phone, both of the meetings of the Board which were held during the time the director was a member of the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company's officers, directors, or greater than 10% percent shareholders were required to file Form 3s on or before December 20, 2000. No person required to make filings under Section 16(a) did so in a timely manner. Form 3s for all persons required to make filings under Section 16(a) (other than Pablo Malacara) were filed on July 20, 2001. A Form 3 was filed by Pablo Malacara on August 10, 2001.

         The Company does not have any audit, compensation or nominating committees of the board of directors or committees performing similar functions.


         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF THE MANAGEMENT SLATE OF NOMINEES.


                                     ITEM II
                         APPROVAL OF COMPANY NAME CHANGE

         Given the current market conditions and the underlying business realities of the Company, the Board of Directors feels that it is in the best interests of Company to change its name from GO-RACHELS.COM CORP. to Rachel's Gourmet Snacks, Inc. The Board feels that the name, Rachel's Gourmet Snacks, Inc, more accurately reflects the Company's current business operations and sought after market niche.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE COMPANY NAME CHANGE TO RACHEL'S GOURMET SNACKS, INC.

                                    ITEM III
                             APPROVAL OF ACCOUNTANTS

         Lurie Besikof Lapidus & Company, LLP was appointed by the Board of Directors and has acted as the Company's auditors for the fiscal years ending December 31, 2000 and 1999. Representatives of Lurie Besikof Lapidus & Company, LLP are expected to attend the Meeting. They will be able to make a statement if they wish and will be able to respond to appropriate questions from shareholders. Although shareholder approval of the appointment of Lurie Besikof Lapidus & Company, LLP as the Company's auditors is not required, the Board of Directors requests approval by the shareholders. In the event the appointment should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.


         Fees paid to Lurie Besikof Lapidus & Company, LLP for services performed in the fiscal year ended December 31, 2000 were as follows:

              Audit Fees                                   $118,605
              Financial Information Systems Design and
               Implementation Fees                         $      0
              All Other Fees                               $    410

The Board of Directors has considered whether the provision by Lurie Besikof Lapidus & Company, LLP of the non-audit services listed above is compatible with maintaining Lurie Besikof Lapidus & Company, LLP's independence.


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF LURIE BESIKOF LAPIDUS & COMPANY, LLP.

                                 OTHER BUSINESS

         The management of the Company knows of no matter other than foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.


                     PROPOSALS FOR THE NEXT REGULAR MEETING

         The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's next meeting of shareholders (for the fiscal year ending December 31, 2001) is expected to be held in March or April, 2002, and proxy materials in connection with that meeting are expected to be mailed on or about February. 2002. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company's proxy materials must be received by the Company at its principal executive offices at 8120 Penn Avenue South, Suite 140, Bloomington, Minnesota, 55431, no later than December 31, 2001.


THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS AND EXHIBITS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. THE ANNUAL REPORT ON FORM 10-KSB IS NOT INCORPORATED IN THIS PROXY STATEMENT AND IS NOT DEEMED TO BE A PART OF THE PROXY SOLICITATION MATERIAL. ANY SHAREHOLDER WHO DOES NOT RECEIVE A COPY OF SUCH ANNUAL REPORT MAY OBTAIN ONE WITHOUT CHARGE BY WRITING TO THE COMPANY.


                                        By order of the Board of Directors




                                        GO-RACHELS.COM CORPORATION

                               VOTING INSTRUCTIONS

TO OUR SHAREHOLDERS:

THE SHARES NOTED ON THE REVERSE SIDE ARE REGISTERED IN YOUR NAME. SUCH SECURITIES CAN BE VOTED ONLY BY YOU AS THE HOLDER OF RECORD. WE SHALL BE PLEASED TO VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES, PROVIDED YOU EXECUTE THIS FORM AND RETURN IT TO US PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IT IS UNDERSTOOD THAT, IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM, THE SECURITIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING. WE URGE YOU TO SEND IN YOUR INSTRUCTIONS SO THAT WE MAY VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES. WE CANNOT VOTE YOUR SECURITIES ON THE MATTERS TO BE ACTED UPON AT THE MEETING WITHOUT YOUR SPECIFIC VOTING INSTRUCTIONS. IF YOU WISH TO ATTEND THE MEETING AND VOTE IN PERSON, PLEASE CHECK THE BOX ON THE FRONT OF THIS PROXY FOR THIS PURPOSE. A LEGAL PROXY COVERING YOUR SECURITIES WILL BE ISSUED TO YOU AT THE MEETING.


GO-RACHELS.COM CORP.                                          GO-RACHELS.COM CORP. 9/17/01 AT 3:00 P.M. CST
952-884-2305
952-884-2307 (facsimile)
GO-RACHELS.COM CORP. ANNUAL MEETING TO BE HELD ON
9/17/01 AT 3:00 P.M. CST FOR HOLDERS AS OF 8/12/01

                                                                                DIRECTORS
                                                                                ---------
                                                                       (MARK "X" FOR ONLY ONE BOX)
DIRECTORS
---------

1.   DIRECTORS RECOMMEND: A VOTE FOR ELECTION                 1.   [ ]  FOR ALL NOMINEES
     OF THE FOLLOWING DIRECTORS:
                                                                   [ ]  WITHHOLD ALL NOMINEES
     1.   Lawrence J. Castriotta
     2.   Danny Bob Berenberg                                      [ ]  WITHHOLD AUTHORITY TO VOTE FOR ANY
     3.   Harm Scholtens                                                INDIVIDUAL NOMINEE. WRITE NUMBER(S)
                                                                        OF NOMINEE(S) BELOW.

                                                              USE NUMBERS ONLY __________________
PROPOSAL(S):                                DIRECTORS
------------                                RECOMMEND
                                            ---------              FOR     AGAINST     ABSTAIN

2.   APPROVAL OF THE COMPANY'S              FOR--->>>         2.   [ ]       [ ]         [ ]
     NAME CHANGE TO RACHEL'S
     GOURMET SNACKS, INC.                                          FOR     AGAINST     ABSTAIN

3.   APPROVAL OF THE COMPANY'S              FOR--->>>         3.   [ ]       [ ]         [ ]
     APPOINTMENT OF INDEPENDENT
     ACCOUNTANTS.

                                                              SHAREHOLDER NAME ____________________________

*NOTE:                                                        # OF SHARES: ________________________________
 ----
SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE               PLACE "X" HERE IF YOU PLAN TO VOTE [ ]
THE MEETING OR ANY ADJOURNMENT THEREOF.                       YOUR SHARES AT THE MEETING

                                                                            ____________________   __/__/__
                                                              SIGNATURE(S)             DATE